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                                    EXHIBIT
                            Sub-Item 77M - Mergers
                 (STATE STREET INSTITUTIONAL INVESTMENT TRUST)

Question 77M:

The Form N-14 for State Street Institutional Investment Trust, which was filed with the U.S. Securities and Exchange Commission on June 29, 2016, is incorporated herein by reference.

SSGA FUNDS - ACQUIRED FUNDS            STATE STREET INSTITUTIONAL INVESTMENT
(Selling Funds)                        TRUST - AQUIRING FUNDS (Buying Funds)
---------------------------            -------------------------------------

SSGA Money Market Fund - Class N       State Street Institutional Liquid
Shares                                 Reserves Fund - Administration Class
                                       Shares

SSGA Prime Money Market Fund - Class   State Street Institutional Liquid
N Shares                               Reserves Fund - Trust Class Shares

SSGA U.S. Government Money Market      State Street Institutional U.S.
Fund - Class N Shares                  Government Money Market Fund -
                                       Administration Class Shares

SSGA U.S. Treasury Money Market Fund   State Street Institutional Treasury
- Class N Shares                       Plus Money Market Fund - Trust Class
                                       Shares